UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2026

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on April 7, 2026, Beyond Air, Inc. (the “Company”) received a notice from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). On May 28, 2026, the Company received a decision from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on The Nasdaq Capital Market, subject to the condition that the Company demonstrate compliance with the Bid Price Rule on or before July 31, 2026.

On July 13, 2026, the Company effected a 1-for-20 reverse stock split of its common stock, which was intended to bring the Company into compliance with the Bid Price Rule. On August 6, 2026, the Company received a letter from Nasdaq confirming that the Company had regained compliance with the Bid Price Rule and had satisfied the terms of the Panel’s decision (the “Compliance Letter”). Nasdaq’s determination was based on the closing bid price of the Company’s common stock having been at or above $1.00 per share for 17 consecutive trading days from July 13, 2026 through August 4, 2026.

The Compliance Letter also advised that, pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Panel had determined to impose a Discretionary Panel Monitor for a period of one year from the date of the Compliance Letter (the “Monitor Period”). Should the Company fail to maintain compliance with any continued listing requirement during the Monitor Period, the Staff will issue a delisting determination and the Company will promptly schedule a new hearing before the initial Panel or a newly convened Hearings Panel. The hearing may be oral or written, at the Company’s election. Notwithstanding Nasdaq Listing Rule 5810(c)(2), during the Monitor Period, the Company will not be permitted to submit a plan of compliance to the Staff with respect to any deficiency that arises, and the Staff will not be permitted to grant the Company additional time to regain compliance with respect to any such deficiency. The Panel will consider the Company’s compliance history when rendering its decision.

Forward Looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements during the Discretionary Panel Monitor period and to maintain the listing of its common stock on Nasdaq. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, the possibility that the Company may fail to maintain compliance with the Bid Price Rule or another applicable Nasdaq continued listing requirement during the Discretionary Panel Monitor period, the limitations on the Company’s ability to cure any deficiency arising during that period, the issuance of a delisting determination by Nasdaq’s Listing Qualifications Staff and the outcome of any subsequent hearing before the Nasdaq Hearings Panel.

For additional information regarding factors that could cause actual results to differ materially, please refer to the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, including under the captions “Item 1. Business,” “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s subsequent periodic and current reports filed with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: August 6, 2026	By:	/s/ Daniel Moorhead
	Name:	Daniel Moorhead
	Title:	Chief Financial Officer